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                 AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT



AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment"), dated as of July 10, 1996, between Hotel Information Systems, Inc., a California corporation (the "Company"), and MAI Systems Corporation, a Delaware corporation (the "Purchaser").

                                    RECITALS

WHEREAS, the Company and the Purchaser have executed an Asset Purchase Agreement (the "Agreement"), dated as of June 30, 1996; and

WHEREAS, the Company and the Purchaser now desire to amend the Agreement and certain Ancillary Agreements as set forth herein.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained in the Agreement and herein, the parties hereto hereby agree as follows:

1. Liquidation of the Company. The Company advises the Purchaser that the Company intends to liquidate immediately after the Closing. Accordingly, the Purchaser consents to the assignment of the Employee Services Agreement to any successor or assignee of the Company that is the employer of the Employees; provided that no such assignment shall affect any rights or remedies of the Purchaser under the Agreement or any Ancillary Agreement or release the Company from any of its obligations thereunder if not performed by such assignee.

2. Assumed Liabilities. The Company represents and warrants that all amounts owning under the Debenture may be paid in full through the issuance of a number of Put/Call Consideration Shares equal in value to $1,192,549 (128,925 shares at the Per Share Price); provided that this representation and warranty is not subject to the limitation set forth in Section 6.4 of the Agreement. Such shares shall be issued in the name of Computer Systems Associates and shall be subject to the terms of the Agreement and the Ancillary Agreements.

3. Software License Contracts. The parties hereby agree that the cash receipts and expenses relating tothe delivery of interfaces to Mirage after the Closing Date shall not be included in the representation and agreement set forth in Section 3.1(x) of the Agreement.


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4. Rental for Office. The parties hereby add the following three sentences to the end of Section 4.11(c)of the Agreement:

The Company shall pay, or cause to be paid, to the Purchaser a monthly rental of $500 per month for the one locked office at the facilities in Concord, California, which the parties agree is a fair market rental of such office. Such rental shall be payable in arrears on the last day of each month during the term of such lease. Such office may be used by a liquidating trust of the Company.

5. CSA Note. The Purchaser and the Company agree that payment of amounts due under the CSA Note shall be made by the Acquired Subsidiary that is the obligor on the CSA Note. In addition, the first sentence of Section 4.11(d) of the Agreement shall be replaced by: "The Purchaser agrees to pay the amounts due under the Merrill Lynch Revolving Credit Facility on the Closing Date and to cause the Acquired Subsidiary that is the obligor on the CSA Note to pay the amounts due under the CSA Note on the first business day for such Acquired Subsidiary after the Closing Date."

6. Closing. The phrase "July 31, 1996" in
Section 5.1(a) of the Agreement shall be changed to "August
9, 1996".

7. Escrow Agreement. In the Escrow Agreement that will be executed at Closing, the third word of Section
2.3(a) shall be changed from "second" to "fifth".

8. Put/Call and Registration Rights Agreement.
In the Put/Call and Registration Rights Agreement that will be executed at Closing:

(a) The twelfth word of Section 2.2(b) shall be changed from "second" to fifth".

(b) The fourth word of Section 2.3(a) shall be changed from "second" to "fifth".

(c) In Section 3.1(a), the twenty-sixth word in the first sentence shall be changed from "second" to "fifth", the word "such" appearing as the fifty-third word in the second sentence shall be deleted, the words "10 days" in such second sentence shall be changed to "20 days" and the first three words of the third sentence shall be replaced by "During the first and fifth years".


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(d) The eighteenth word of Section  3.1(b)(i)(B)  shall be changed from "second"
to "fifth".

(e) The eighth word of Section 3.1(b)(i)(C) shall be changed from "second" to fifth".

(f) The introductory clause to the third
paragraph of Schedule 3.1(a) shall be replaced by: "After
the first anniversary and prior to the fifth anniversary of
the Closing Date,".

The Agreement and the Ancillary Agreements, as so amended, are hereby reaffirmed in all respects.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                   HOTEL INFORMATION SYSTEMS, INC.


                                   By: /s/ Robert S. Sanford
                                   Name: Robert S. Sanford
                                   Title: President


                                   MAI SYSTEMS CORPORATION


                                   By: /s/ Richard S. Ressler
                                   Name: Richard S. Ressler
                                   Title: Chief Executive Officer

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